UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2018

Midstates Petroleum Company, Inc.

(Exact name of registrant specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2018, Midstates Petroleum Inc., (the “Company”) announced that Messrs. Frederic Brace, Michael Reddin, and Bruce Vincent resigned from the Company’s Board of Directors (the “Board”), effective as of November 7, 2018.  Mr. Vincent served as the Chairman of the Company’s Audit Committee, and upon his resignation, Mrs. Patrice Douglas was appointed by the Board to replace Mr. Vincent and serve as the Chairwoman of the Company’s Audit Committee. Mr. Reddin served as a member of both the Nominating and Governance Committee and the Compensation Committee. Messrs. Brace, Reddin, and Vincent’s resignation decisions were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

Effective immediately upon the resignations of Messrs. Brace, Reddin and Vincent, the Board of the Company elected Messrs. Randal Klein, Evan Lederman and David Proman as members of the Board to fill the newly created vacancies. Messrs. Klein, Lederman and Proman were determined by the Board to be “independent directors” in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual, including satisfying the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act of 1933, as amended. Additionally, Mr. Lederman was appointed by the Board to serve on the Company’s Compensation Committee and Mr. Proman and Mr. Klein were appointed to serve on the Company’s Nominating & Governance Committee.

Messrs. Klein, Lederman and Proman also entered into indemnification agreements (the “Indemnification Agreements”) with the Company in substantiality the form previously approved by the Board. The Indemnification Agreements provide for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by Messrs. Klein, Lederman and Proman in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Delaware law and the Company’s Second Amended and Restated Certificate of Incorporation.

The Company has not entered into any other material contracts, plans or arrangements with Messrs. Klein, Lederman and Proman. There are no material arrangements or understandings between Messrs. Klein, Lederman and Proman and any other person pursuant to which Messrs. Klein, Lederman and Proman were appointed to serve as directors that are not described above. Additionally, Messrs. Klein, Lederman and Proman do not have any interests requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01              Regulation FD Disclosure

On November 7, 2018, the Company issued a press release disclosing, among other matters, the items described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1. The information furnished in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 7, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: November 7, 2018

	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President - General Counsel & Corporate Secretary

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